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                                                                    Exhibit 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement of Henry Schein, Inc. on Form S-3 of our report dated February 18, 1997 relating to Sullivan Dental Products, Inc. for the year ended December 31, 1996 appearing in the Annual Report on Form 10-K of Henry Schein, Inc. for the year ended December 27, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
April 22, 1998